Exhibit 99.3

Mauser Group N.V.

Amstelveenseweg 760

1081 JK Amsterdam

The Netherlands

January 30, 2017

VIA EDGAR

Securities and Exchange Commission

Division of Corporation Finance

100F Street, N.E.

Washington, D.C. 20549

Re:	Mauser Group N.V. – Registration Statement on Form F-1

Representation under Item 8.A.4 of Form 20-F

Dear Sir/Madam,

The Company represents to the Commission that:

1.    The Company is not currently a public reporting company in any jurisdiction.

2.    The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3.    Compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

4.    The Company does not anticipate that its audited financial statements for the year ended December 31, 2016 will be available until March 2017.

5.    In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this letter as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,

Mauser Group N.V.

/s/ Bjoern Kreiter
Name: Bjoern Kreiter
Title: Chief Financial Officer

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